                                                                    Exhibit 23



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-30391) pertaining to the 1992 Incentive Equity Plan (as amended and restated as of May 13, 1997) and the related prospectus; in the Post-Effective Amendment Number 1 to the Registration Statement (Form S-8 No. 33-56661) pertaining to the Northshore Mining Company and Silver Bay Power Company Retirement Savings Plan and the related prospectus; in the Registration Statement (Form S-8 No. 333-06049) pertaining to the Cleveland-Cliffs Inc Nonemployee Directors' Compensation Plan; in the Registration Statement (Form S-8 No. 333-84479) pertaining to the 1992 Incentive Equity Plan (as amended as of May 11, 1999); and in the Registration Statement (Form S-8 No. 333-64008) pertaining to the Cleveland-Cliffs Inc Nonemployee Directors' Compensation Plan (as amended as of May 8, 2001) and related prospectus of our report dated January 28, 2004, with respect to the consolidated financial statements and schedule of Cleveland-Cliffs Inc and consolidated subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2003.



                                                           /s/ Ernst & Young LLP
Cleveland, Ohio
February 11, 2004